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                                                                    EXHIBIT 12


                                    THOMAS & BETTS CORPORATION
                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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
                                                               For The Years Ended
                                   ------------------------------------------------------------------------------
                                   December 28,  December 29,  December 31,  January 1,  January 2,  December 31,
                                      1997          1996          1995          1995        1994        1992
                                   ------------------------------------------------------------------------------
Earnings from continuing
operations before income taxes      $ 224,436    $  90,878     $ 128,930     $ 40,194    $  83,542   $  62,738

Add:
   Interest on indebtedness            51,131       49,410        32,474       31,064       34,840      38,410
   Amortization of debt expense           610        1,335         1,496        1,373        1,231       2,564
   Portion of rents representative
      of the interest factor           11,612       11,399        10,766        9,766        9,266       8,421

Deduct:
   Interest capitalized and
      undistributed earnings from
      less than 50% owned persons     (13,909)      (8,642)       (2,848)      (1,863)           -           -
                                    ---------     --------      --------     --------    ---------   ---------

Earnings as adjusted                $ 273,880    $ 144,380     $ 170,818     $ 80,534    $ 128,879   $ 112,133
                                    ---------     --------      --------     --------    ---------   ---------

Fixed Charges:
   Interest on indebtedness         $  51,131    $  49,410     $  32,474     $ 31,064    $  34,840   $  38,410
   Amortization of debt expense           610        1,335         1,496        1,373        1,231       2,564
   Portion of rents representative
      of the interest factor           11,612       11,399        10,766        9,766        9,266       8,421
                                    ---------     --------      --------     --------    ---------   ---------

Total fixed charges                 $  63,353    $  62,144     $  44,736     $ 42,203    $  45,337   $  49,395
                                    ---------     --------      --------     --------    ---------   ---------
                                    ---------     --------      --------     --------    ---------   ---------

Ratio of earnings to fixed charges        4.3x         2.3x          3.8x         1.9x         2.8x        2.3x
                                    ---------     --------      --------     --------    ---------   ---------
                                    ---------     --------      --------     --------    ---------   ---------

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